UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

212.851.8050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2016, Naked Brand Group Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Carole Hochman, the Company’s Chief Executive Officer and Chairwoman of the board of directors (the “Investor”), pursuant to which the Investor purchased and the Company issued a convertible promissory note (the “Note”) in the initial principal amount of $112,000. The Note was issued and sold for cash at a purchase price equal to 100% of its principal amount in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder. The Company may, from time to time, sell additional Notes in the same series.

The Note will bear interest at a rate of 9% per annum payable upon the earliest to occur of (i) the liquidation and dissolution of the Company pursuant to a plan of complete liquidation or (ii) December 31, 2017, unless earlier converted, redeemed or repurchased. The Note constitutes a general unsubordinated obligation of the Company and is guaranteed by the Company.

In the event the Company consummates an equity financing resulting in gross proceeds to the Company of at least $1,000,000, excluding the proceeds to the Company from the purchase of the Note (a “Qualified Financing”), the entire unpaid principal amount of the Note and all accrued unpaid interest thereon (the “Outstanding Balance”) will automatically convert, at the initial closing of such financing, into equity securities issued at the price per security (the “Conversion Price”) issued in such Qualified Financing (the “Qualified Financing Securities”) and on the same terms and conditions that apply to the Qualified Financing Securities. In the event the Company consummates an equity financing that is not a Qualified Financing (a “Subsequent Financing”), then the holder of the Note may, in its sole discretion, convert the Outstanding Balance at the initial closing of such Subsequent Financing into the equity securities issued at the Conversion Price and on the same terms and conditions that apply to the securities issued in such Subsequent Financing.

In the event of a “Sale Transaction” (as defined in the Note), the Outstanding Balance will automatically convert, with no further action by the holder of the Note, into shares of the Company’s common stock at a conversion price that is equal to the enterprise value of the Company, as established by the consideration payable in the Sale Transaction, so as to permit the holder to receive the cash, securities or other property to which the holder would be entitled in the Sale Transaction on account of the holder’s ownership of the shares of common stock.

The Note is subject to customary events of default, upon the occurrence of which all payments on the Note may become immediately due.

As a condition to the issuance of any shares of common stock other securities of the Company upon conversion of the Note, the holder must become a party to such other agreements and instruments, as reasonably requested by the Company.

The foregoing description is only a summary and is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

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Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement

The information provided above under Item 1.01 is incorporated by reference under this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided above under Item 1.01 is incorporated by reference under this Item 3.02.

The securities were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as permitted by Rule 135c under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

4.1*	Form of 9% Convertible Promissory Note.
10.1*	Form of Subscription Agreement for 9% Convertible Promissory Note.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Kai-Hsiang Lin
Kai-Hsiang Lin
Vice President of Finance

Date: October 27, 2016

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EXHIBIT INDEX

4.1*	Form of 9% Convertible Promissory Note.
10.1*	Form of Subscription Agreement for 9% Convertible Promissory Note.

* Filed herewith.

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